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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of October 15, 1996 (the "Effective Date") between N2K Inc. ("Company") and Phil Ramone ("Employee").

                                    RECITALS

                  A. Company, through its N2K ENCODED MUSIC division (the "Division"), is engaged in the business of producing, manufacturing, distributing, marketing and selling audio and audiovisual recordings and enhanced compact discs (collectively, "Products") embodying the musical performances and audiovisual creations of recording, multimedia and other artists ("Company Artists").

                  B. Company desires to employ Employee, and Employee desires to be employed by Company, on the terms and subject to the conditions set forth in this Agreement.

                              TERMS AND CONDITIONS

         1.       TERM

The term of this Agreement shall commence on the Effective Date and shall continue for three (3) years (the "Initial Term"). Company shall have the option (the "Option"), in its sole discretion, to extend the term for an additional two
(2) year period (the "Option Period"). Company may exercise the Option at any time during the Initial Term by providing written notice to Employee of its intent to do so. Notwithstanding the foregoing, in the event that Company and Employee are unable to agree on the amount of Employee's annual salary during the Option Period after thirty (30) days good faith negotiations pursuant to
Section 4.1 below, then the Option shall be treated as if it had not been exercised by Company.

As used herein, the "Term" shall signify both the Initial Term and, if Company exercises the Option, the Option Period. "Contract Year" shall signify the one-year period commencing on the Effective Date and each successive one-year period commencing on the anniversary thereof occurring in 1997 and 1998 and, if Company exercises the Option, in 1999 and 2000. "Fiscal Year" shall mean Company's fiscal year.

         2.       DUTIES OF EMPLOYEE

                  2.1      Title

Employee shall be employed by Company as President of the Division, subject to and consistent with the policies and budgets set by Company's Chief Executive Officer (the "CEO") and/or Company's Board of Directors (the "Board"). As used herein, "Company's Consent" shall mean the express consent of the CEO or the Board, in his or its reasonable discretion.

Employee shall have his principal business office in New York, New York. Except for the CEO, no other person employed by the Company in the Division shall have a superior
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title than that held by Employee. Notwithstanding the foregoing, the Company has employed a General Manager of the Division who shall report to the Company's President and Chief Operating Officer and who shall have day-to-day responsibility for financial management, control, and operations of the Division but not for management of the Division's recording artists and record production, which shall be the responsibility of Employee. Employee shall report directly and only to the CEO and shall perform such duties as are assigned to him from time to time by the CEO. Such duties shall include, but not be limited to, the following:

                           a. Securing agreements with recording artists, loanout companies or production companies granting Company the right to manufacture and sell Products embodying such artists' performances (such recording artists, loanout companies and production companies shall be referred to herein collectively as "Company Artists").

                           b. Supervising all recordings and record production on behalf of the Division.

                           c. If requested by the Board, attending meetings outside New York, New York, for the purposes of consultation with the Board or with the officers of Company or any of Company's parents, subsidiaries or affiliates.

                           d. Securing agreements with Company Artists to acquire the copyrights for the Company in and to musical compositions written, owned or controlled, in whole or in part, by Company Artists (hereinafter such musical compositions shall be referred to as "Compositions").

                  2.2      Prohibited Actions

Employee shall not do, authorize or contract to do any of the following without Company's Consent:

                           a. Borrow money on behalf of Company or loan any of Company's monies.

                           b. Assign, mortgage, encumber, transfer or sell any of Company's assets or property.

                           c. Execute any agreement for a third party to distribute, sell or manufacture Products.

                           d. Execute any agreements with any of Company Artists in excess of the budgets approved by the CEO or the Board.

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                           e.       Execute any agreements with any Company
                                    Artist to acquire Compositions in excess of the budgets approved by the CEO or the Board.

                           f. Purchase capital equipment (other than as may be needed on an emergency basis and then not to exceed $1,000 per item).

                           g. Purchase any real estate or enter into any lease agreement with respect to buildings, real property or equipment.

                           h. Purchase any other company or business, or any interest or stock in any other company or business.

                           i. Make any expenditures in excess of the budgets approved by the CEO or the Board.

                           j. Enter into any agreement for the employment or engagement by Company of any employee, agent or contractor.

                           k. Obligate Company to pay any employee, agent or contractor compensation based on the net profits, revenues or gross sales of either Company or the Division, or on any other percentage-type basis.

                  2.3      Confidentiality

At no time during the Term or at any time thereafter shall Employee use or disclose to any person any confidential, proprietary or trade secret information of Company or its parents, subsidiaries or affiliates. No casual or inadvertent violation of this subsection, if non-material, shall be deemed a breach of this Agreement.

                  2.4      No Solicitation

At no time during the Term or within two years following the expiration or termination of this Agreement shall Employee, or any agent acting on behalf of Employee, directly or indirectly approach, solicit or enter into any agreement with (a) any Company Artist or other artist, loanout company or production company who is party to any agreement with Company or its parents, subsidiaries or affiliates, or (b) any employee of Company or its parents, subsidiaries or affiliates, for the purpose of procuring the services or employment of such person, without Company's Consent.

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                  2.5      Selection of Professionals

Notwithstanding any other provision of this Agreement, the CEO and the Board shall have the right to designate the independent public accountants and the attorneys who will service the Division.

         3.       OUTSIDE ACTIVITIES

                  3.1      Exclusive Services

Except as otherwise expressly provided in this Agreement, Employee shall devote his full time and best efforts exclusively to Company, and shall not render any business or professional services to any third party without Company's Consent. Except as otherwise expressly provided in this Agreement, Employee shall not serve as a director, officer or employee of, or as consultant to, any entity save Company during the Term.

                  3.2      Permissible Outside Activities

                           a. Company acknowledges that Employee is the owner of a music publishing company called "Ramone Music, Inc." Company consents to Employee's continued involvement in the operation of Ramone Music, Inc., provided that Employee's involvement with Ramone Music, Inc. does not materially interfere with the performance of Employee's duties under this Agreement, and provided further that Ramone Music, Inc. shall not, during the Term, compete with Company in any manner, or acquire any new or additional music publishing rights with respect to any composition, catalog of compositions or the work of any songwriter.

                           b. Employee shall be permitted to sit on the board of directors of ED Net; provided, however, that if the CEO or the Board reasonably concludes that (i) ED Net has become, or has acquired or been merged with, consolidated into or acquired by, a competitor of Company or (ii) Employee's service on the board of directors of ED Net materially interferes with Employee's performance of his duties under this Agreement, then Employee shall resign his position on the ED Net board of directors promptly following receipt of a written request from Company, setting forth the reason for such request, that he resign such position. If the Company requests such resignation from ED Net, then Company shall reimburse Employee on a going forward basis for the cost of one T-1 fiberoptic line to Employee's principal residence that is currently provided at the expense of ED Net.

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                           c.       Employee shall be permitted to produce
                                    master recordings intended to be embodied primarily on standard audio records for recording artists other than Company Artists; provided, however, that (a) Employee shall devote no more than four weeks (which need not be consecutive) to such activities during any twelve-month period; and (b) no such activities shall be inconsistent with or interfere in any material respect with Employee's duties under this Agreement. Notwithstanding the foregoing, Employee shall not be permitted to pursue such activities in the fiscal year which immediately follows a fiscal year in which his total compensation from Company, including any and all salary, bonus, royalties (including advances against royalties) and profit participations paid or payable to Employee or to Phil Ramone, Inc. ("Lender") pursuant to this Agreement or that producer's agreement between Company and Lender executed concurrently herewith (the "Producer's Agreement") equals or exceeds $750,000.00, except with Company's Consent.

                           d. For purposes of this Section 3, a person or entity that engages in the business of producing, manufacturing, distributing, marketing or selling audio or audiovisual recordings, dvd's or enhanced compact discs shall be deemed to compete with and be a competitor of Company.

         4.       COMPENSATION

As full and complete compensation for all of Employee's services, all of the results and proceeds of Employee's services, all rights granted or to be granted to Company and all representations, warranties, indemnities and agreements made or given by Employee in connection with this Agreement, Company shall pay to Employee the following compensation:

                  4.1      Salary

Employee shall be paid an annual salary of $450,000.00 for the first Contract Year and $550,000.00 for the second and third Contract Years. If Company exercises the Option, Employee shall be paid $650,000 in annual salary for the fourth Contract Year, and such annual salary for the fifth Contract Year as the parties shall determine after good faith negotiations (which negotiations the parties shall use best efforts to conclude within thirty (30) days after Company's exercise of the Option). Employee's salary shall be paid in approximately equal installments in accordance with Company's then-prevailing payroll policy.

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                  4.2      Benefits and Perquisites

                  a. Employee shall be entitled to annual vacation time on such terms as are afforded to Company's senior executives, but in no event less than four (4) weeks per annum.

                           b.       Employee shall be entitled to a car
                                    allowance in such amount and on such terms as are afforded to Company's senior executives, but in no event less than $800.00 per month.

                           c. Company agrees to procure and maintain medical and hospital, dental, life and long-term disability insurance and to include Employee thereunder during the Term, on such terms and subject to such conditions as shall apply to Company's senior executives.

                           d. If Employee is required by Company business to travel to a location outside of the New York metropolitan area that is more than seventy-five (75) miles from Company's executive office, then Company shall (i) in Company's discretion, furnish and pay for or reimburse Employee for the cost of, round-trip transportation, first-class if available, by air if appropriate, between Employee's residence or Company's office (or wherever Employee may then be, if closer) and such location; and (ii) reimburse Employee for the cost of first-class lodging and meal expenses incurred by Employee in connection therewith. For the avoidance of doubt, this provision shall not apply to travel between Employee's residence and Company's executive office. To facilitate Company's compliance with its obligations to reimburse Employee under this subsection, Employee shall obtain a credit card to be used solely for reimbursable business expenses, the annual fee for which Company shall reimburse Employee.

                           e. If Employee is required by Company business to stay overnight in New York, New York, then Company shall reimburse Employee for reasonable hotel expenses incurred by Employee, not to exceed $350 per night, subject to cost of living adjustments as determined by the CEO or the Board in his or its reasonable discretion.

                           f. Company's obligation to reimburse Employee for any expenses shall be subject to Company's usual expense accounting procedures.

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                  4.3      Bonus

                  a. On October 1, 1997, Employee shall be entitled to a bonus of $100,000, payable in the form of a loan whose principal and interest thereon will be forgiven (provided that Employee has not been terminated by the Company for cause as set forth in this agreement) over a twelve (12) month period at a rate of one-twelfth of the outstanding indebtedness on the first day of each month beginning on October 1, 1998 and ending on September 1, 1999,. This loan shall be evidenced by a promissory note substantially in the form of Exhibit "A" attached hereto and incorporated herein by reference.

                           b. If the gross revenues of the Division (calculated in accordance with generally accepted accounting principles ("Gross Revenues")) are at least $8 million but not in excess of $10 million in any Fiscal Year during the Term, then Employee shall be paid a bonus of $50,000.00 for any such Fiscal Year. If Gross Revenues are in excess of $10 million in any Fiscal Year during the Term, then Employee shall be paid a bonus of $100,000.00 for any such Fiscal Year. In no event shall Employee's bonus exceed $100,000.00 with respect to any given Fiscal Year. Any such bonus shall be paid within ninety (90) days of the end of the relevant Fiscal Year. If Employee is no longer in Company's employ at the conclusion of any given Fiscal Year, then Employee's bonus shall be prorated by a ratio equal to the number of days during the Fiscal Year that Employee was employed by Company divided by 365.

                           c. For purposes of calculating any bonus due to Employee under section 4.3(b), the Division's Gross Revenues shall include only gross revenues from Products produced, manufactured, distributed and sold by the Division or other divisions of the Company that report directly to Employee (including revenues received from the exploitation of any master use license with respect to the sound recording copyrights in such Products and any licensing of the visual or other nonmusical aspects of enhanced compact discs). For the avoidance of doubt, gross revenues shall not include:

                                    (i)      revenues generated by merchandising
                                             or the exploitation of music
                                             publishing rights with respect to
                                             musical compositions, including
                                             without limitation print rights,
                                             mechanical rights, synchronization
                                             rights, transcription rights and
                                             public performance rights,
                                             provided, however, that

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                                             if, as reasonably concluded by the
                                             CEO or the Board, Employee was
                                             substantially responsible for a
                                             transaction leading to the
                                             acquisition by Company of music
                                             publishing rights, then gross
                                             revenues (for purposes of this
                                             section 4.3. only) shall include
                                             twenty-five percent (25%) of the
                                             net publisher's share earned by
                                             such music publishing rights during
                                             the relevant Fiscal Year; and

                                    (ii)     revenues generated by any business
                                             of Company, including but not
                                             limited to any business involving
                                             the production, manufacture,
                                             distribution, marketing or sale of
                                             sound recordings and enhanced
                                             compact discs, that is not within
                                             Employee's purview as President of
                                             the Division; provided, however,
                                             that gross revenues (for purposes
                                             of this section 4.3. only) shall
                                             include an imputed fair-market
                                             value transfer price or usage fee
                                             for such assets of the Division as
                                             may be used to generate revenue by
                                             any other business of Company.

                           d. For purposes of calculating any bonus due to Employee, the gross revenues of any business of Company which is acquired by, merged into or consolidated with Company subsequent to the Effective Date and is thereafter within Employee's purview as President of the Division (the "Acquired Business") shall be added to the gross revenues of the Division solely to the extent that, during the relevant accounting period, the gross revenues of the Acquired Business exceed a baseline gross revenue figure equal to the gross revenues of the Acquired Business in the twelve calendar months immediately preceding its acquisition, merger or consolidation, calculated according to generally accepted accounting principles.

                           e. For purposes of this Section 4.3, the Division's Gross Revenues for each Fiscal Year shall be calculated and determined in good faith in accordance with generally accepted accounting principles by Company's independent public accountants at the conclusion of each Fiscal Year. Within ninety (90) days after the end of each Fiscal Year, the Company shall deliver to Employee a statement setting forth a determination of the Division's Gross Revenues for each Fiscal Year.

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                  4.4      Profit Participation

                  a. Employee shall be paid ten percent (10%) of that portion of any after-tax net profit of the Company during any given Fiscal Year that is fairly allocable to the Division's operations. For purposes of this subsection 4.4.a only, losses incurred by the Division in Fiscal Years 1997 and 1998 of operation shall not be carried forward in calculating the after-tax net profit in any subsequent Fiscal Year. Employee's profit participation under this subsection 4.4.a for such Fiscal Year, if any, shall be paid to Employee within ninety (90) days following the end of each Fiscal Year during the Term. If Employee is no longer in Company's employ at the conclusion of any given Fiscal Year (including by reason of a sale as set forth in subsections 4.4.b and 4.4.c), then Employee's profit participation under this subsection 4.4.a for such Fiscal Year shall be prorated by a ratio equal to the number of days during the Fiscal Year that Employee was employed by Company divided by 365.

                           b. If the business of the Division is sold as a going concern to a third party, during the Initial Term, then Employee shall be entitled to participate in the proceeds of that sale (net of any and all transaction costs, including without limitation all applicable commissions and fees) as if the Division were a distinct corporate entity of which Employee was a five percent (5%) shareholder. If Company is sold as a going concern, then Company's independent public accountants shall reasonably allocate a portion of such sale price to the Division, and Employee shall be entitled to participate in such allocated portion of the sales price as set forth in the immediately preceding sentence. The Company shall be deemed to have been "sold" if (a) the Company sells all or substantially all of its assets to a single purchaser or group of purchasers or (b) a single purchaser acquires eighty percent (80%) or more of Company's issued and outstanding voting shares. Such participation shall be payable thirty (30) days after receipt by Company of the sale proceeds, at the option of Company either entirely in cash or in cash, securities or other property received by Company as consideration in the sale, in substantially the same proportion received by Company. The Company shall exercise its option as to whether to pay such participation entirely in cash or in cash, securities or other property received by the Company as consideration in the sale by giving written notice of its election to Employee within ten (10) days after consummation of the sale. If the Company elects to pay

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                           such participation in cash, the sales proceeds shall
                           be valued at the fair market value thereof.

                  c. If the business of the Division is sold as a going concern to a third party during the Option Period, then Employee shall be entitled to participate in the proceeds of that sale (net of any and all transaction costs, including without limitation all applicable commissions and fees) as if the Division were a distinct corporate entity of which Employee was a seven and one-half percent (7.5%) shareholder. If Company is sold as a going concern, then Company's independent public accountants shall reasonably allocate a portion of such sale price to the Division, and Employee shall be entitled to participate in such sale allocated portion of the sales price as set forth in the immediately preceding sentence. The Company shall be deemed to have been "sold" if (a) the Company sells all or substantially all of its assets to a single purchaser or group of purchasers or (b) a single purchaser or group of purchasers acquire eighty percent (80%) or more of Company's issued and outstanding voting shares. Such participation shall be payable thirty (30) days after receipt by Company of the sale proceeds, at the option of Company entirely in cash or in cash, securities or other property received by Company as consideration in the sale, in substantially the same proportion received by Company. The Company shall exercise its option as to whether to pay such participation entirely in cash or in cash, securities or other property received by the Company as consideration in the sale by giving written notice of its election to Employee within ten (10) days after consummation of the sale. If the Company elects to pay such participation in cash, the sales proceeds shall be valued at the fair market value thereof.

                  d. If the business of the Division includes any Acquired Business or the Division after the Effective Date has been merged into or consolidated with another business unit, affiliate or subsidiary of the Company (each such Acquired Business or other business unit, affiliate or subsidiary to the extent included in the business of the Division being sometimes hereinafter referred to as an "Other Business"), then for purposes of determining any profit participation payable to Employee under subsection 4.4.b or 4.4.c above, the sum of the following amounts (if a positive number) shall be deducted from the proceeds of any sale prior to calculating such profit participation: (i) the cost of the Other Business, including the purchase price thereof and any transaction costs allocable thereto; plus (ii) any

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                                    investment made by Company in the Other
                                    Business; plus (iii) any and all financing costs in connection with any acquisition, merger or consolidation referred to in clause (i) above or any additional investment referred to in clause (ii) above; plus (iv) Company's imputed cost of funds on amounts under clauses (i) and (ii) above from the date of payment to the date of sale of the business of the Division. For purposes of the preceding sentence, Company's cost of funds shall be deemed to be two (2) percentage points above the prime rate publicly announced from time to time in New York, New York by Morgan Guaranty Trust Company of New York.

                           e. Any and all profit participations payable to Employee under this Section 4 shall be calculated in good faith by Company's independent public accountants at the conclusion of the relevant Fiscal Year or following receipt by Company of sales proceeds, as applicable. The net profits (or net losses) of the Division shall be determined in accordance with United States generally accepted accounting principles, consistently applied. In making the computation of net profits (or net losses), the following deductions, rules and considerations, among other usual and customary deductions, shall be applied:

                                    (i)     All usual charges and expenses of
                                            the business of the Division,
                                            including royalties and other
                                            payments due in respect of rights
                                            acquired by Company, reserves
                                            against returns and bad debts, and
                                            the remuneration of officers and of
                                            employees (including the salary,
                                            bonus and other compensation
                                            hereunder, but not the profit
                                            participations, payable to the
                                            Employee for such Fiscal Year).

                                    (ii)    Interest and other financing costs
                                            on any loans of any kind to either
                                            Company or the Division, including
                                            interest or other financing costs on
                                            any loans made to Company or the
                                            Division by Company's parents,
                                            subsidiaries or affiliates, shall be
                                            apportioned between the Division and
                                            the other businesses of Company in
                                            accordance with the use of the loan
                                            proceeds. For purposes of this
                                            subsection 4.4.e.(ii) only, no more
                                            than fifty percent (50%) of the
                                            Division's capital shall be in the
                                            form of loans, and the interest on
                                            such loans shall not exceed market
                                            interest rates.

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                                    (iii)   Except as provided in subsection
                                            4.4.a, all net losses incurred
                                            during a Fiscal Year shall be
                                            treated for all purposes hereunder
                                            as losses incurred in the next
                                            succeeding Fiscal Year.

                                    (iv)    The treatment of advances to Company
                                            Artists shall be in accordance with
                                            Company's prudent judgment and the
                                            likely commercial realities and not
                                            necessarily in accordance with
                                            Company's calculation of its state
                                            or federal income taxes.

                                    (v)     The calculation of after-tax net
                                            profits (or net losses) as provided
                                            herein shall only be used for the
                                            purposes of paying Employee's profit
                                            participation and for no other
                                            purpose hereunder.

                                    (vi)    Within ninety (90) days after the
                                            end of each Fiscal Year, the Company
                                            shall deliver to Employee a
                                            statement setting forth in detail
                                            the computation of the Company's
                                            after-tax net profit for such Fiscal
                                            Year as is fairly allocable to the
                                            Division's operations allocated and
                                            computed as herein required and
                                            setting forth Employee's profit
                                            participation under subsection 4.4.a
                                            hereof with respect thereto.

                                    (vii)   If the Company is sold as a going
                                            concern, within thirty (30) days
                                            thereafter, the Company shall
                                            deliver to Employee a statement
                                            setting forth a description of such
                                            sale, the consideration paid or
                                            payable with respect thereto, the
                                            determination of and the amount of
                                            the sale price allocated by the
                                            Company's independent public account
                                            to the Division and the computation
                                            in detail as to the amount payable
                                            to Employee with respect to such
                                            sale.

                  4.5      Stock Options

                           a. Employee shall be granted nontransferable, non-qualified stock options (the "Stock Options") to purchase an aggregate number of 294,708 shares (currently equal to approximately one percent (1%) of the total number of issued and outstanding shares) of Company's common stock. The shares issuable upon exercise of the Stock Options are referred to herein as the "Employee Shares" and may be adjusted based on stock splits, reverse stock splits and other recapitalizations.

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                           b.       The Stock Options shall have an exercise
                                    price of $3.00 per share which may be
                                    adjusted based on stock splits, revenue
                                    stock splits and other recapitalizations..

                           c. The Stock Options shall vest as follows: (a) twenty-five percent (25%) on the date of grant; and (b) an additional twenty-five (25%) percent on each of the first three (3) anniversaries of the Effective Date, provided that Employee is still in Company's employ on the date of such vesting. Notwithstanding the foregoing, the Stock Options shall become fully vested two (2) days prior to the consummation of any sale of the Company (as described in subsections 4.4.b or 4.4.c hereof).

                           d. The Stock Options shall expire six (6) years from the Effective Date, but not later than one (1) year from the date Employee's employment with Company is terminated.

                           e. Except (i) by bequest, inheritance or gift to immediate family members or a bona fide trust of whom Employee and/or Employee's immediate family are the sole beneficiaries and (ii) as specifically permitted below, Employee shall not sell, transfer, assign, encumber, hypothecate, donate or in any way alienate or dispose of any of the Employee Shares or any right or interest therein without obtaining Company's Consent. The word "transfer" includes any exchange or gift, any creation of a security interest or other encumbrance or any other disposition of any kind (except as set forth above), whether voluntary or involuntary, affecting title to or possession of any of the Employee Shares.

                                    (i)      Each certificate for the Employee
                                             Shares shall be stamped or
                                             otherwise imprinted with a legend
                                             substantially as follows:

                  "PURSUANT TO THAT CERTAIN EMPLOYMENT AGREEMENT DATED OCTOBER 15, 1996, BETWEEN THE ISSUER OF THESE SECURITIES AND PHIL RAMONE, THE ORIGINAL HOLDER HEREOF, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE BY THE ISSUER OR ITS DESIGNEES UPON THE OCCURRENCE OF CERTAIN CONDITIONS."

                                    (ii)     Prior to the completion of an
                                             initial public offering by Company,
                                             except as provided under the first
                                             sentence of this subsection 4.5.e
                                             neither Employee nor Employee's
                                             heirs, successors or assigns
                                             (collectively, "Transferees"), if
                                             any, shall transfer
                                    any Employee Shares without Company's
                                    Consent. Within a reasonable time after a request by Employee or by any Transferee that Company consent to any such transfer, Company or its designee shall have the right (but not the obligation) to repurchase, at a price equal to Employee's proposed transfer price, such Employee Shares as Employee or such Transferee proposes to transfer. If Company or its designee elects not to repurchase such Employee Shares, then Employee may transfer such Employee Shares to any person or entity only upon (i) terms no more favorable than those offered to Company and (ii) the express written agreement of such person or entity to be bound by such terms and conditions of this Agreement as relate to the ownership, transfer and repurchase of the Employee Shares, including without limitation this subsection 4.5.e and section 8.4.

                           (iii) Subsequent to the completion of an initial public offering by Company, the Employee Shares shall be freely transferable.

                  f. Employee warrants, represents and covenants as follows:

                           (i) He is acquiring the Stock Options and, upon the exercise thereof, the Employee Shares for his own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

                           (ii) Employee understands that neither the Stock Options nor the Employee Shares have been registered or qualified under the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or any other governmental body or agency succeeding to the functions thereof) thereunder, all as the same shall be in effect from time to time (the "Securities Act") or any applicable state securities laws, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act and such laws, and that the Stock Options and the Employee Shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

                                    (iii)   Employee further understands that,
                                            with respect to the Stock Options
                                            and the Employee Shares, the
                                            exemption from registration afforded
                                            by Rule 144 (the provisions of which
                                            are known to Employee) promulgated
                                            under the Securities Act depends on
                                            the satisfaction of various
                                            conditions and that, if applicable,
                                            Rule 144 may only afford the basis
                                            for sales under certain
                                            circumstances only in limited
                                            amounts.

                                    (iv)    Employee is an "accredited
                                            investor" (as defined in Rule 501(a)
                                            of Regulation D promulgated under
                                            the Securities Act). Employee (A)
                                            has been furnished with or has had
                                            access to all information that
                                            Employee has requested from Company
                                            regarding Company or otherwise
                                            deemed necessary in order to make an
                                            informed decision with respect to
                                            the Stock Options and the Employee
                                            Shares, (B) has had an opportunity
                                            to discuss with management of
                                            Company the business and financial
                                            affairs of Company, and (C) has
                                            generally such knowledge and
                                            experience in business and financial
                                            matters and with respect to
                                            investments in securities, such as
                                            the Stock Options and Employee
                                            Shares, of privately held companies,
                                            such as Company, so as to enable
                                            Employee to understand and evaluate
                                            the risks of, and make an informed
                                            investment decision with respect to,
                                            the Stock Options and the Employee
                                            Shares.

                  4.6      Audit Rights

In connection with the calculation of any bonus or profit participations payable pursuant to sections 4.3 or 4.4 hereof, Employee shall have the right at his expense to audit the books and records of the Company that are necessary to assume that the Company's calculations are accurate.

                  4.7      Business Expenses

Company shall, in accordance with Company's regular policies with respect to the reimbursement of expenses as determined by the CEO or the Board from time to time, reimburse the Employee for all reasonable and necessary expenses and other disbursements incurred by him for or on behalf of Company in connection with the performance of his duties hereunder, subject to Company's usual expense accounting procedures.

         5.       RIGHTS

                  5.1 Excluding songs written by Employee (which shall not be deemed the results and proceeds of services rendered hereunder), Employee does hereby acknowledge, certify and agree that all materials of whatever kind created, produced, furnished and delivered to Company by Employee hereunder, and all results and proceeds of whatever kind of the services rendered by Employee hereunder (collectively referred to herein as the "Work). Company is and shall be considered to be the author of the Work and, at all stages of creation or completion, the sole and exclusive owner throughout the universe in perpetuity of the Work and all right, title and interest therein, including all copyrights therein, all renewals and extensions of such copyrights and all other ownership and exploitation rights of any kind, nature or description in, to and with respect to the Work that may be secured under the laws now or hereinafter in effect in the United States or any other jurisdiction (collectively, the "Rights"). If and to the extent that under any applicable law the Work is not deemed a work made for hire for Company or Company is not deemed to be the author of the Work and the sole and exclusive owner of the Work and all right, title and interest therein (including all of the Rights), then to the fullest extent allowable and for the full term of protection otherwise accorded Employee under such applicable law, Employee hereby irrevocably assigns, grants and transfers to Company throughout the universe in perpetuity the Rights and, in connection therewith, all right, title and interest of Employee in, to and with respect to any works now or hereafter created containing the Work.

                  5.2 Employee agrees to execute, acknowledge and deliver to Company such further documents as Company may deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in, to and with respect to the Work or otherwise to carry out the intent and accomplish the purposes of this Agreement.

                  5.2      Name and Likeness

Employee hereby grants to Company the perpetual rights, without liability to any person, to reproduce, print, publish and disseminate (and to license others to reproduce, print, publish and disseminate) in any medium the name, approved likeness and approved biographical information of or concerning Employee for purposes of advertising, promotion and trade in connection with Employee, the manufacture, sale, marketing, distribution and other exploitation of Products and general goodwill advertising. Employee's approval of his likeness and biographical information shall not be unreasonably withheld. Except in connection with audio recordings which were recorded for third parties prior to the commencement of the Term and which such third parties own and have the right to exploit without Employee's consent, and except as otherwise permitted hereunder, such rights with respect to Employee shall be exclusive to Company during the Term and nonexclusive thereafter.

         6.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

Employee represents, warrants and agrees that:

                  6.1 Employee is under no disability, restriction or prohibition, whether contractual or otherwise, with respect to (a) his right to enter into this Agreement; (b) his ability to grant and convey the intellectual property and other rights with respect to his services and the results and proceeds thereof; or (c) his ability to perform the terms and conditions of this Agreement. Without limiting the generality of the foregoing, Employee represents, warrants and agrees that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Employee is subject and (b) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

                  6.2 To the best of Employee's knowledge, none of the Work produced by Employee hereunder is an imitation or copy of any other work, and no use thereof by the Division, Company or their licensees will violate or infringe the rights of any third party, and no adverse claims exist thereon.

                  6.3 Neither Employee nor any third party deriving any rights from Employee will at any time do or authorize any person or entity to do anything that diminishes, impairs or interferes with any of Company's rights hereunder or the full and prompt performance of Employee's obligations hereunder.

                  6.4 Employee shall indemnify Company and hold harmless Company and Company's successors, assigns and licensees (each, an "Indemnified Party") from any and all liabilities, losses, damages, expenses and costs, including reasonable attorneys' fees (collectively "Losses"), incurred by any Indemnified Party in connection with or arising from (a) Employee's breach of any warranty, representation or agreement contained herein, or (b) any claim, demand, cause of action or proceeding ("Claims") asserted by any third person that is inconsistent with any of the warranties, representations or agreements made by Employee in this Agreement. Company shall, within a reasonable time after its discovery of any Claim, provide written notice to Employee of such Claim, and such Losses shall be paid as incurred by such Indemnified Party. Each Indemnified Party shall have the right to select counsel of its choice and to control its defense, provided, however, that no Indemnified Party shall pay any money in settlement of an indemnified Claim without Employee's prior written consent, such consent not to be unreasonably withheld.

         7.       COMPANY'S REPRESENTATIONS AND WARRANTIES

                  7.1 Company represents, warrants and agrees that Company will not engage in the production of recorded music except through the Division during the Initial Term and, if Company exercises the Option, during the Option Period.

                  7.2 Company shall maintain Employee as an additional named insured on such directors and officers liability insurance policies and comprehensive general liability insurance policies as may be purchased and/or maintained by Company with respect to the Division. Nothing in this Agreement shall obligate Company to purchase or maintain any such insurance. In the absence of such insurance or if the liability exceeds the amount of any available insurance, Company shall indemnify Employee and hold harmless Employee from any and all liabilities, losses, damages, expenses and costs, including reasonable attorneys' fees (collectively "Employee Losses"), incurred by Employee within the course and scope of his duties as President of the Division ("Employee Indemnified Claims"), provided, however, that Company shall have no obligation to indemnify or hold harmless Employee for Employee Losses arising from or in connection with Employee's intentional malfeasance or gross negligence, as reasonably determined by the Board. Company shall have the sole right to defend (including the right to retain counsel of its choice) or, in its sole discretion, to settle or otherwise dispose of any Employee Indemnified Claim, provided that such settlement or resolution does not contain an admission of misconduct by Employee. Employee shall, within a reasonable time after his discovery of any Employee Indemnified Claim, provide written notice to Company of such Employee Indemnified Claim, and shall cooperate fully in the defense and disposition of any such Employee Indemnified Claim.

         8.       TERMINATION AND REMEDIES

                  8.1      Termination by Company

                  a. If the Employee dies during the Term, his employment hereunder shall be deemed to cease as of the date of his death.

                  b. Company may terminate the employment of Employee for cause, without prejudice to any other remedy to which Company might be entitled at law or in equity, upon the occurrence of any of the following:

                           (i) The gross neglect by Employee of his duties under this Agreement, provided that Employee shall have ten (10) days to cure such material neglect after Company gives written notice thereof;

                           (ii) A willful material breach by Employee of any term or condition of this Agreement;

                           (iii) Employee's gross breach of any fiduciary duty or trust owed by him to Company;

                           (iv) Employee's disregard of lawful instructions, consistent with this Agreement, of the CEO or the Board;

                           (v) Employee being unable, for a period of 180 consecutive days, or an aggregate of 180 days in any twelve-month period, to perform his duties owing to physical or mental disability, regardless of type or cause;

                           (vi) Employee is convicted of a felony or of any crime involving fraud, theft or dishonesty, or is adjudicated non compos mentis;

                           (vii) Conduct by Employee that materially injures Company.

                  c. In the event of termination by Company for cause, then Company shall have no further obligation to pay any salary, bonus, profit participation or other compensation, and the Stock Options shall not vest further; provided, however, that if Company terminates for cause by reason of Employee's disability (other than any disability caused by substance abuse or a similar self-directed cause not attributable to a previously diagnosed physical or mental illness), then any bonus, profit participation or other compensation otherwise payable hereunder shall be paid after being prorated by a ratio equal to the number of days during the Fiscal Year prior to such termination divided by 365.

                  d. Promptly upon termination of the employment of Employee, Employee shall deliver to Company or its designee, and shall retain no copies of, any and all Records, books, papers, accounts and other property of Company and/or the Division, and shall provide such information regarding Company's and/or the Division's affairs as Company may reasonably request.

                  e. Employee's sole remedy for the wrongful termination of this Agreement by Company shall be an action at law for money damages to recover unpaid salary, bonus or profit participations, or any unvested Stock Options. Employee hereby covenants not to assert any action against Company seeking injunctive relief, or to seek any preliminary or ancillary relief in the nature of a restraining order or preliminary injunction, based upon any claim to any copyrights or other intellectual property allegedly relating to any of the Work. Employee further covenants not to assert, and hereby waives and relinquishes, any and all claims, past, present and future, against Company for damages for emotional or mental suffering, lost publicity or other consequential damages that allegedly arise from Company's termination of this Agreement.

         9.       UNIQUE SERVICES

Employee agrees and acknowledges that his services are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages. In the event of a material breach of this Agreement by Employee, including without limitation Employee's duty to render exclusive services or his wrongful termination of this Agreement, Company shall, in addition to any and all other contractual, legal or equitable remedies available to it, be entitled to injunctive relief by way of a temporary restraining order, preliminary injunction and/or permanent injunction.

                  9.1      Termination by Employee

                  a. Employee may terminate his employment with Company upon the material breach by Company of this Agreement, or if Company directs a material adverse change in Employee's duties or any change in title, or changes the location of Employee's principal business office away from the New York City metropolitan area, by giving written notice of such termination to Company.

                  b. Company shall not be deemed to be in material breach of this Agreement unless Employee gives Company notice of the alleged breach and Company fails to remedy such alleged breach within thirty (30) days after its receipt of such notice.

                  9.2      Repurchase of Stock

                  a. In the event that either Company or Employee terminates Employee's employment prior to the end of the Term (other than pursuant to Section 8.3 above) and prior to any initial public offering of shares of Company's common stock, then Company or its designee shall have the right (but not the obligation) to repurchase from Employee any or all of the Employee Shares held by Employee upon the date of such termination, at a purchase price equal to the fair market value of the Employee Shares (or, if the termination is pursuant to Section 8.1.b above, at a purchase price equal to the price paid by Employee for such Employee Shares). Any Employee Shares thus repurchased by Company are called herein the "Repurchase Securities". The Company may elect to pay the purchase price for Repurchase Securities in three (3) equal annual installments by delivery of a promissory note as described in subsection 8.4c.

                  b. The repurchase right of Company under this section may be exercised by written notice to Employee within fifteen (15) days of the date of termination of Employee's employment (the "Repurchase Notice"). The Repurchase Notice shall specify the type and number of Repurchase Securities to be repurchased and the manner of payment, as permitted by this section. Upon the delivery of such Repurchase Notice, Employee shall be obligated to sell to the Company or its designee that type and number of Repurchase Securities specified in such Repurchase Notice. Repurchases of the Repurchase Securities shall be made at the executive offices of the Company on a mutually satisfactory business day within fifteen (15) days after the delivery of the Repurchase Notice. Delivery of certificates or other instruments evidencing such securities duly endorsed for transfer and free and clear of all liens, claims and other encumbrances shall be made on such date against payment of the purchase price therefor.

                  c. Notwithstanding the foregoing, Company may, in its sole discretion, repurchase the Repurchase Securities by delivery of a promissory note (the "Note"), payable by Company in favor of Employee. The Note shall be for a term of three years, principal payable in three equal installment together with interest at the rate of eight percent (8%) per annum. All other terms and conditions related to such repurchase shall be determined by Company provided such terms and conditions are customary and reasonable for transactions of this kind.

         10.      MISCELLANEOUS

                  10.1     Insurance

Employee hereby grants Company the right to obtain insurance on the Employee's life for the benefit of Company and at Company's sole cost and expense, in such amount up to Five Million Dollars ($5,000,000) as Company shall deem appropriate, and Employee hereby agrees to submit to usual and customary medical examinations and to execute all such documents as Company shall deem necessary in connection therewith. Employee's uninsurability shall not be deemed a breach of this Agreement. The right granted under this Section 9.1 shall terminate upon termination of Employee's employment hereunder for any reason.

                  10.2     Assignment

This Agreement is intended to and shall inure to the benefit of Company's successors and assigns. Company may assign or delegate all or any portion of this Agreement to any corporation or other entity as may acquire all or substantially all of Company's assets and goodwill, or which may result from a division or reorganization of Company. Employee acknowledges and agrees that he may not assign or delegate all or any portion of this Agreement without Company's Consent.

                  10.3     Choice of Law

This Agreement shall be governed by the internal laws of the State of New York, as applied to contracts made and wholly performed within the State of New York by residents thereof.

                  10.4     Arbitration and Litigation Costs

                  a. Any and all disputes arising from or related in any manner to this Agreement shall be submitted to binding arbitration in New York County, New York, in accordance with the rules of the American Arbitration Association. Notwithstanding any provision of state law, this Agreement shall be governed by the Federal Arbitration Act. The authority of the arbitrator shall be complete, and shall include the authority to determine any and all issues relating to the formation, interpretation and performance of this Agreement. Company and Employee agree and acknowledge that such issues include (i) the scope of this
Section 9.4; (ii) whether either party has waived the right to compel arbitration; (iii) whether grounds for revoking this Agreement exist; (iv) whether either party hereto is also a party to a pending court action or special proceeding with a third party such that there is a possibility of conflicting rulings on a common issue of law or fact; and (v) to fashion and award such relief as is provided herein or by applicable law, including preliminary and equitable relief.

                  b. In any and all disputes arising from or related in any manner to this Agreement, the prevailing party shall be entitled to recover any and all costs incurred in prosecuting or defending such claim or dispute, including reasonable attorneys' fees and the costs of arbitration.

                  10.5     Integration/Modification

This Agreement is the entire agreement and understanding between the parties hereto, and supersedes any prior or contemporaneous oral or written agreements, understandings or representations by either party. This Agreement may be modified or amended only in a writing signed by the party to be bound by the modification or amendment.

                  10.6     No Waiver

No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the party to be charged with such waiver.

                  10.7     Notices

Any notices which a party is required or may desire to give the other party shall be in writing and shall be given by delivering, mailing or transmitting such notice to the other party at the address shown below, or at such other address as the other party may designate from time to time in writing in accordance with this provision:

                           If to Company:

                           N2K, Inc.
                           55 Broad Street, 10th Floor
                           New York, New York 10004

                           With a copy to:

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attn: Frank E. Morgan II, Esq.

                           If to Employee:

                           Mr. Phil Ramone
                           449 Guard Hill Rd.
                           Bedford, NY  10508

Notice shall be sufficiently given when hand delivered, or deposited so addressed, postage prepaid, in the United States mail, or when transmitted by telegraph, telex, facsimile or similar means. By any of the aforementioned methods, the effective date of notice shall be the date that such notice is delivered; provided, however, that the effective date of any notice of a change of address shall be the date of receipt.

                  10.8     Severability/Enforceability

If for any reason any provision in this Agreement is held to be invalid or unenforceable by any court or arbitrator, such holding shall in no way affect any other provision of this Agreement or the validity of the remainder of this Agreement, and the affected provision shall be modified or curtailed only to the extent necessary to bring it into compliance with the applicable law.

                  10.9     Captions

The captions used in this Agreement are for convenience only and shall not be deemed to be a part, or affect in any way the construction or interpretation, of this Agreement.

                  10.10    Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

         11.      LOAN TO EMPLOYEE

Upon the full execution and delivery of this Agreement, and subject to Employee's execution and delivery to Company of a promissory note in the form of Exhibit "A" attached hereto and incorporated herein by reference (the "Note"), Company shall lend to Employee, and Employee shall borrow from Company, the sum of $100,000.00 (the "Loan Amount"). Upon receipt of the Note, Company shall transfer the Loan Amount to such bank account of Employee as Employee shall designate in a notice to Company. Employee agrees to repay the Loan Amount by the date specified and as otherwise provided in the Note. Employee further agrees (and shall cause Lender to agree) that Company shall have the right (but not the obligation) to deduct and withhold by way of set off, any Additional Compensation (as defined below) owed by Company to Employee or Lender pursuant to this Agreement or the Producer's Agreement in an aggregate amount not to exceed the Loan Amount; provided, however, that except as set forth in this sentence, the Note and any payments pursuant to the terms thereof shall not be subject to any other offset, withholding, counterclaim or defense of any nature. As used herein, the term "Additional Compensation" shall mean all amounts payable by the Company to Employee or Lender pursuant to this Agreement or the Producer's Agreement representing bonus, profit sharing, royalties or other compensation, with the exception of base salary, employee benefits, expense reimbursements and advances against royalties.

                  IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date first above written.

                                     N2K INC.

                                     By:  /s/ Lawrence L. Rosen
                                          --------------------------
                                     Its: Chief Executive Officer
                                          --------------------------
                                     /s/ Phil Ramone
                                     -------------------------------
                                     Phil Ramone

                                   EXHIBIT "A"
                                 PROMISSORY NOTE
                                       OF
                                   PHIL RAMONE
                               DUE OCTOBER 1, 2000

                                                              New York, New York
$100,000                                                      September 26, 1997

            FOR VALUE RECEIVED, the undersigned, PHIL RAMONE (together with his successors and assigns, the "Maker"), hereby promises to pay to the order of N2K INC. (together with its successors and assigns, the "Company"), the principal sum of One Hundred Thousand Dollars ($100,000) (the "Principal Amount"), without interest (except as expressly provided herein), in accordance with the terms, conditions and procedures set forth below. All payments of principal and interest hereunder shall be made in lawful money of the United States of America in immediately available funds to the Company. This Note is being issued by the Maker contemporaneously with and in connection with the consummation of the transactions contemplated by that certain employment agreement, dated as of October 15, 1996, between the Maker and the Company (the "Employment Agreement").

Prepayments

            The Maker shall have the right at any time, upon one Business Day (as defined below) prior written notice to the Company, to prepay, without premium or penalty, in whole or in part, the unpaid Principal Amount of this Note and any accrued but unpaid interest thereon.

Maturity

            Unless earlier prepaid or as otherwise provided herein, the Principal Amount of this Note shall be due and payable to the Company as follows:

October 1, 2000                                 $100,000

Each date on which all or a portion of the Principal Amount of this Note is due and payable is hereinafter referred to as a "Payment Date." If a Payment Date shall fall on a day on which banks in New York City are required or authorized to close, such Payment Date shall be extended to the next succeeding day on which such banks are not authorized or required to close (a "Business Day") and such date shall be deemed to be a Payment Date for the purpose hereof.

Interest

            Upon (i) an Event of Default (as defined below) or (ii) the failure to pay the relevant portion of the Principal Amount on any Payment Date (a "Payment Failure"), the interest rate on the unpaid Principal Amount shall, from and after the day on which the Event of Default or the Payment Failure occurred (the "Default Date"), be equal to 15% per annum (the "Default Rate") (to the extent that the payment of such interest shall be legally enforceable) from the Default Date until such Event of Default has been cured or waived. Interest on this Note shall be calculated on the basis of a year of 360 days for the actual number of days elapsed from the Default Date, as the case may be. All interest accrued hereunder shall be payable on the next succeeding Payment Date after the accrual of such interest (or if later than the last Payment Date quarterly thereafter). No interest shall be payable with respect to this Note except as expressly provided in this paragraph. The provisions of this paragraph shall be subject to the further provisions of this Note under the heading "Set Off."

Usury

            It is the intention of the Maker and the Company to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration of maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Maker or credited on the principal amount of this Note.

Events of Default

            If any of the following events ("Events of Default") shall occur:

                  (a) failure by the Maker to pay any portion of the Principal Amount of this Note when the same becomes due and payable in accordance with the terms hereof;

                  (b) failure by the Maker to pay any interest on this Note when the same becomes due and payable in accordance with the terms hereof;

                  (c) default by the Maker in the performance of or compliance in any material respect with any other term or agreement contained in this Note, which default continues unremedied for a period of thirty
         (30) days after notice by the Company requesting that such default be cured;

                  (d) if the Maker shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Maker in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker; or

                  (e) if there shall be filed against the Maker any petition or application for relief under any bankruptcy or similar laws or which seek the appointment of a receiver or dissolution of the Maker, which is not discharged within sixty (60) days after such petition or application is filed; or

                (f) if the Maker shall cease for any reason to be employed by the Company;

then the Company may at any time (unless all defaults shall have been sooner remedied) at its option, by written notice to the Maker, declare the entire unpaid Principal Amount and any accrued but unpaid interest thereon due and payable, whereupon the same shall forthwith become immediately due and payable; provided, however, (i) if such date shall not be a Business Day, all monies payable pursuant to this paragraph shall be due and payable on the next succeeding Business Day and (ii) no notice shall be required in the case of an Event of Default under paragraphs (d) or (e) above (a "Bankruptcy Default") and the entire unpaid amount of any accrued, but unpaid, interest shall automatically become due and payable. No course of dealing and no delay on the part of the Company or any registered assign which is a holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice rights of the Company or such holder. The Maker hereby waives demand, protest, presentment for payment, notice of dishonor and diligence and any and all other notices or demands in connection with this Note.

Transferability

            The Maker may not transfer or assign its obligations hereunder without the prior written consent of the Company. This Note may be not negotiated, assigned, pledged or transferred by the Company except to: (a) equity shareholders of the Company on the date hereof; (b) an Affiliate (as defined below) of the Company; (c) any holder who receives an equity interest by will or intestacy in each case in compliance with applicable federal and state securities laws or (d) a bona fide pledgee (which is a U.S. domiciled and based commercial bank of recognized national standing reasonably acceptable to the Company) as security for indebtedness incurred by the Company pursuant to an agreement entered into prior to or concurrently with the pledge, but only if such pledgee shall, prior to the pledge, execute and deliver to the Company a written agreement satisfactory to the Company not to dispose of this Note so pledged, or retain any of this Note in full or partial satisfaction of such indebtedness, without complying with the relevant provisions of this Note. In the event of the assignment or transfer of this Note by the Company, the Maker shall, if requested by the Company, assist in the execution and delivery of a new Note or Notes in the name of the designated assignee(s) in a Principal Amount or Amounts equal, in the aggregate, to the unpaid Principal Amount of, and dated the date to which principal has been paid on, the Note so surrendered.

            "Affiliate" shall mean, as to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

Set Off

            The Maker acknowledges and agrees that this Note is issued pursuant to and in accordance with the terms of the Employment Agreement. The Maker acknowledges and agrees, and shall cause Phil Ramone, Inc. ("Lender") to acknowledge and agree, that the Company may deduct and withhold by way of set off, any Additional Compensation (as defined below) owed by the Company to the Maker pursuant to the Employment Agreement or to Lender pursuant to that producer's agreement between Company and Lender executed concurrently herewith (the "Producer's Agreement") in an amount not to exceed the Principal Amount hereof; provided, however, that except as set forth in this sentence, this Note and any payments pursuant to the terms thereof shall not be subject to any other offset, withholding, counterclaim or defense of any nature. As used herein, the term "Additional Compensation" shall mean all amounts payable by the Company to Employee or Lender pursuant to this Agreement or the Producer's Agreement representing bonus, profit sharing, royalties or other compensation, with the exception of base salary, employee benefits, expense reimbursements and advances against royalties.

Notices

            Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after depositing with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Maker is 449 Guard Hill Road, Bedford, New York 10508, Attention: Phil Ramone, Facsimile
Number: ___-___-____, and all notices shall be copied to ______________ , The address of the Company is c/o N2K Inc., 55 Broad Street, 10th Floor, New York, New York 10004, Attention: Larry Rosen, and all notices shall be copied to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attention:
Frank E. Morgan II, Esq., Facsimile Number: 212-259-6333. Each party shall give written notice of any change of address to the other.

Miscellaneous

            Any term of this Note may be amended and the observance of any term, representation, warranty or covenant thereof may be waived (either generally or in a particular instance) only with the written consent of the Maker and of the Company. All of the provisions of this Note, as it may be amended from time to time, shall bind and inure to the benefit of the Maker, the Company and their respective successors and assigns and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Note or any part thereof. This Note shall be governed by, and construed in accordance with the laws of the State of New York without regard to choice of law doctrine.

            IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and the place first above written.


                                         /s/ Phil Ramone
                                    ------------------------------
                                             Phil Ramone